EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ACQUIRES 468 APARTMENT HOMES
NEAR ATLANTA FOR $55.8M

REIT Now Owns 2,804 Apartment Homes in the Peach State
IRVINE, Calif., Aug. 17, 2016 – Steadfast Apartment REIT, Inc. announced today the acquisition of 1250 West, a 468-unit apartment community in Marietta—just 20 miles outside of downtown Atlanta—for $55.8 million. Steadfast Apartment REIT now owns 33 properties in 11 states for an aggregate purchase price of $1.43 billion.
“1250 West is a very well-maintained, recently modernized community that includes many amenities,” said Ella Shaw Neyland, president of Steadfast Apartment REIT. “In the last three years, significant capital improvements were made to apartment home interiors and common areas that we believe position 1250 West as one of the most desirable communities in the area.”

Originally constructed in two phases in 1987 and 1995 on 49 acres, 1250 West is a garden-style community featuring one-, two- and three-bedroom apartment homes that range from 736 – 1,200 square feet. Average in-place rents are $980. The property is currently 95% occupied.
The community offers several resort-style amenities, including two swimming pools with sun decks, 24-hour fitness center, on-site lake, coffee bar, lakeside gazebo and picnic area, dog park, car wash area, business center and game room.
The previous owner of 1250 West initiated an $8 million value-add program between 2013 and 2015, which included new flooring, cabinets, appliances, countertops, fixtures and lighting in all of the apartment homes, plus a renovated clubhouse and pools.
1250 West is well-connected within Cobb County via highways 120 and 360, and Interstate 75, providing residents easy access to Atlanta—ranked fifth by Forbes for “Best Places for Business and Careers.” Additionally, the community is only minutes from Town Center Mall, a 1.27 million-square-foot shopping mall, and Dobbins Air Reserve Base which is utilized by the U.S. Air Force, U.S. Navy, and Georgia Air National Guard.
The company believes local multifamily fundamentals will continue to perform well thanks to Cobb County’s high barriers to entry, limited vacant land for multifamily development and diverse employment opportunities.
With 1250 West, Steadfast Apartment REIT has invested $322 million in six apartment communities in the Atlanta area. It is the REIT’s second apartment community in Marietta, and joins the 180-unit Rosemont at East Cobb, just 15 minutes east.

About Steadfast Apartment REIT
    Steadfast Apartment REIT operates a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles. Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.